As filed with the Securities and Exchange Commission on May 29, 1998
                                                     File No.
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549
                          ---------------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          ---------------------

                     CARPENTER TECHNOLOGY CORPORATION
          (Exact name of registrant as specified in its charter)

          Delaware                                  23-0458500
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

       101 West Bern Street
        Reading, Pennsylvania                             19601
(Address of principal executive offices)               (Zip Code)
              DYNAMET INCORPORATED DEFINED CONTRIBUTION PLAN
                         (Full title of the plan)
              -----------------------------------------------
                              John R. Welty
              Vice President, General Counsel and Secretary
                     Carpenter Technology Corporation
                           101 West Bern Street
                       Reading, Pennsylvania  19601
                 (Name and address of agent for service)

                              (610) 208-2000
      (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE
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 Title of          Amount       Proposed       Proposed        Amount of
securities         to be        maximum        maximum       registration
  to be          registered     offering       aggregate         fee
registered                      price per      offering
                                share (1)      price (1)
-------------------------------------------------------------------------
Common Stock,     30,000
par value         shares (2)    $   51.75      $1,552,500       $457.99
$5 per share                     ----------     ----------       ------
-------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities
     Act of 1933 on the basis of the average of the high and low prices of the Common Stock of $52.375 and $51.125 respectively, as reported
                             ------      ------
     on the New York Stock Exchange-Composite Transactions Tape on May 26, 1998.
                                                                       --
(2) Also registered hereby are such additional indeterminate number of shares of Common Stock of Carpenter Technology Corporation or other securities as may become issuable upon exercise of purchase rights or otherwise by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.
          -------   --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents filed with the Commission by the registrant pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated hereby by reference:

          (a)  Annual Report on Form 10-K for the year ended June
               30, 1997;

          (b) (i) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998; (ii)Current Report on Form 8-K filed on March 27, 1997, as amended by Amendment No. 1 thereto on Form 8-K/A filed on May 13, 1997;
               (iii) Current Report on Form 8-K filed on September 30, 1997; (iv) Current Report on Form 8-K filed on December 15, 1997, as amended by Amendment No. 1 thereto on Form 8-K/A filed on January 22, 1998 and as further amended by Amendment No. 2 thereto on Form 8-K/A filed on February 12, 1998; (v) Current Report on Form 8-K filed on February 26, 1998; (vi) Current Report on Form 8-K filed on March 16, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on March 19, 1998; and

          (c) Description of the registrant's Common Stock contained in the registrant's Registration
               Statement on Form 8-A, as the same has been and may be amended.

          In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    ---------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

          Article 7(a) of the registrant's Restated Certificate of Incorporation provides for the elimination of liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"). Section 102(b)(7) allows a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

          Article 7(b) of the registrant's Restated Certificate of Incorporation and Article 6.4 of the registrant's By-Laws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the GCL. Section 145 provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and had no reasonable cause to believe his/her conduct was unlawful.

          Section 145 of the GCL further provides that a corporation may indemnify officers and directors in actions by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify that person against expenses actually and reasonably incurred. Under the registrant's By-Laws, for indemnification purposes, an employee or agent shall be deemed to have acted in good faith only if his or her actions were within the scope of employment as defined by an agreement with the registrant or the rules and regulations established by the registrant or an authorized officer thereof.

          The registrant has in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the registrant and such person's heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of the registrant, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of the registrant. The policy may be canceled by the insurer upon 60 days' written notice to the registrant. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the registrant with respect thereto, except as set forth in Item 9 of this Registration Statement.

          The registrant is a party to indemnity agreements with its officers and directors which provide indemnification to the fullest extent permitted by law in the event the indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the registrant or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other by reason of (or arising in part out of) any event or occurrence related to the fact that such person is or was a director, officer, employee, agent or fiduciary of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. The indemnification includes any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement). However, the indemnitee is not entitled to indemnity payments or expense advances in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation initiated by the indemnitee unless the Board of Directors of the registrant has authorized or consented to the initiation of such claim. In the event of a Change in Control (as defined in such agreements) that has not been approved by a majority of the registrant's Board of Directors who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the indemnitee to indemnity payments and expense advances under the indemnification agreements, any other agreement, Certificate of Incorporation or By-Law provision in effect, the registrant is required to seek legal advice from independent legal counsel selected by the indemnitee and approved by the registrant (which approval shall not be unreasonably withheld) which legal advice includes the rendering of an opinion to the registrant and indemnitee as to whether and to what extent the indemnitee would be permitted to be indemnified under applicable law.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

          Reference is made to the Exhibit Index which appears at
page 10 of this Registration Statement for a detailed list of the
     --
exhibits filed as a part hereof.

          In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and in lieu of a determination letter from the Internal Revenue Service ("IRS") stating that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.
------    ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i)
                    --------  -------
and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To remove from registration by means of
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
                            ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on May 29, 1998.
                                      --


                              CARPENTER TECHNOLOGY CORPORATION

                              By:  /s/Robert W. Cardy
                                  ----------------------------
                                  Robert W. Cardy
                                  Chairman of the Board,
                                    President & Chief Executive
                                    Officer


          Pursuant to the requirements of the Securities Act of
1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on May
29, 1998.
--


          Signature                       Title
          ---------                       -----

/s/Robert W. Cardy
------------------------           Chairman of the Board, President
  Robert W. Cardy                    & Chief Executive Officer

/s/G. Walton Cottrell
------------------------           Senior Vice President-Finance
  G. Walton Cottrell                 & Chief Financial Officer

/s/Edward B. Bruno
------------------------           Controller
  Edward B. Bruno


------------------------
 Marcus C. Bennett                      Director


------------------------
*William S. Dietrich II                 Director


------------------------
 C. McCollister Evarts, M.D.            Director


------------------------
 J. Michael Fitzpatrick                 Director


------------------------
*William J. Hudson, Jr.                 Director


------------------------
*Edward W. Kay                          Director


------------------------
*Robert J. Lawless                      Director


------------------------
*Marlin Miller, Jr.                     Director


------------------------
*Peter C. Rossin                        Director


------------------------
*Kathryn C. Turner                      Director


------------------------
*Kenneth L. Wolfe                       Director




*By: /s/G. Walton Cottrell
    ----------------------
     G. Walton Cottrell,
     Attorney-in-Fact,
     Pursuant to Power of Attorney